EXECUTION COPY

FORD MOTOR CREDIT COMPANY LLC
Medium‑Term Notes
Sales Agency Agreement
April 25, 2014
To the Agents listed on
the signature page hereto:
Ladies and Gentlemen:
Ford Motor Credit Company LLC, a Delaware limited liability company (the “Company”), confirms its agreement with Morgan Stanley & Co. LLC, as lead arranger (the “Lead Arranger”), and ANZ Securities, Inc., Banca IMI S.p.A., Banco Bradesco BBI S.A., Barclays Capital Inc., BB Securities Limited, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Commerz Markets LLC, Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Lloyds Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, RBS Securities Inc., SMBC Nikko Securities America, Inc., UniCredit Capital Markets LLC and U.S. Bancorp Investments, Inc. (each, an “Agent,” and collectively along with Morgan Stanley & Co. LLC, the “Agents”) with respect to the issue and sale by the Company of up to $6,000,000,000 aggregate principal amount (or its equivalent based upon the applicable exchange rate at the time of the applicable trade date in one or more foreign currencies designated by the Company) of its Medium‑Term Notes Due Nine Months or More from Date of Issue having the terms specified from time to time in each Prospectus referred to below or any amendment or supplement thereto (the “Notes”). It is understood, however, that the Company may from time to time (1) authorize the issuance of additional Notes and that such additional Notes may be sold to or through one or more Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof and (2) may offer and sell other debt securities similar to the Notes in offerings not subject to this Agreement. The Notes will be issued as a series of debt securities pursuant to the indenture dated as of February 1, 1985 as supplemented from time to time (such indenture, together with any indentures supplemental thereto, being herein referred to as the “Indenture”) between the Company and The Bank of New York Mellon as successor to Manufacturers Hanover Trust Company, as trustee (the “Trustee”).
Subject to the terms and conditions stated herein, the Company hereby (i) appoints each of the Agents as an agent of the Company for the purpose of soliciting purchases of the Notes from the Company and each Agent hereby agrees to use its reasonable best efforts to solicit purchases of the Notes, (ii) reserves the right to sell Notes directly on its own behalf and (iii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Notes directly to an Agent as principal, it will enter into a separate agreement, the substance of which shall be substantially similar to the substance of the Terms Agreement attached hereto as Exhibit A, with such additions and deletions as the parties thereto may determine, in accordance with Section 3(c) hereof.

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The Company has filed with the Securities and Exchange Commission (the “SEC”) an automatic shelf registration statement on Form S‑3 (No. 333‑180342) for registration of its debt securities, including the Notes, under the Securities Act of 1933, as amended (the “Act”), and the offering thereof from time to time in accordance with Rule 415 under the rules and regulations of the SEC under the Act (the “1933 Act Regulations”). The term “Registration Statement” means, as of any time, the aforementioned registration statement and any additional registration statement filed pursuant to which Notes may be offered, including any document incorporated, or deemed to be incorporated, by reference therein pursuant to Item 12 of Form S‑3 under the Act and also including the exhibits and schedules thereto, and any prospectus, prospectus supplement and/or pricing supplement that is, or is deemed or is retroactively deemed, in accordance with Rule 430B(f)(2) under the Act, to be a part thereof at such time that has not been superseded or modified; provided, however, that in the absence of any time reference, such term means the aforementioned Registration Statement at the time of the first contract of sale for the particular Notes, which time shall be considered the “new effective date” of such registration statement with respect to such Notes within the meaning of Rule 430B(f)(2) of the Act. The Registration Statement originally became effective upon filing with the SEC pursuant to Rule 462(e) of the Act and is an “automatic shelf registration statement” as defined in Rule 405 under the Act. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).
The term “Time of Sale Prospectus” means, collectively, (i) the base prospectus relating to various securities of the Company, including the Notes, that was included in the Registration Statement at its time of filing, (ii) the prospectus supplement relating to the Notes most recently filed by the Company with the SEC pursuant to Rule 424(b) under the 1933 Act Regulations prior to the offer and acceptance of any particular Notes, (iii) the Issuer Free Writing Prospectus (as defined below), if any, used at or prior to the Applicable Time, (iv) the final term sheet relating to the Notes constituting an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus (as defined below) and (v) any preliminary pricing supplement relating to the Notes delivered by the Company to the applicable Agent(s) for conveyance to investors prior to the sale of the particular Notes and filed by the Company with the SEC pursuant to Rule 424(b) under the Act, including, in each case, any document incorporated, or deemed to be incorporated, by reference therein.
The term “Prospectus” means, collectively, (i) the base prospectus relating to various securities of the Company, including the Notes, that was included in the Registration Statement at its time of filing, (ii) the prospectus supplement relating to the Notes most recently filed by the Company with the SEC pursuant to Rule 424(b) under the 1933 Act Regulations prior to the offer of any particular Notes and (iii) any final pricing supplement relating to the Notes delivered by the Company to the applicable Agent(s) for conveyance to investors and filed by the Company with the SEC pursuant to Rule 424(b) under the Act.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations relating to the Notes of a particular tranche in the form filed or required to be filed by the Company with the SEC or, if not required to be filed, in the form retained, or required to be retained, in the Company’s records pursuant to Rule 433(g) of the 1933 Act Regulations.

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All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included,” “set forth” or “stated” (or other references of like import) in the Registration Statement, Time of Sale Prospectus or Prospectus shall be deemed to include all such financial statements and schedules and other information which is incorporated, or deemed to be incorporated, by reference in the Registration Statement, Time of Sale Prospectus or Prospectus, as the case may be, prior to the offer and acceptance of the Notes pursuant to this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, Time of Sale Prospectus or Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Registration Statement, Time of Sale Prospectus or Prospectus, as the case may be, at or after the offer and acceptance of the Notes pursuant to this Agreement.
Section 1.The Company represents and warrants to the Agents as of the date hereof, as of the date of each offer for the purchase of Notes (whether through such Agent as agent or to such Agent as principal), as of the date of each Applicable Time (as defined below) (whether through such Agent as agent or to such Agent as principal), as of each Closing Date (as defined below) (whether through such Agent as agent or to such Agent as principal) and as of any time that the Registration Statement, the Time of Sale Prospectus or the Prospectus shall be amended or supplemented (other than any Current Report on Form 8‑K relating exclusively to the issuance of other securities under the Registration Statement), as follows:
(a)    The Registration Statement has been filed with the SEC, became effective upon filing under Rule 462(e) under the Act and is an “automatic shelf registration statement” as defined in Rule 405 under the Act; the Company has not received from the SEC any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration statement form; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the SEC;
(b)    Other than any Time of Sale Prospectus, the Prospectus, and any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, the Company (including its agents and representatives, other than the Agents in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus;
(c)    At the respective times the Registration Statement and each amendment thereto became effective and at each deemed effective date with respect to the applicable Agent(s) pursuant to Rule 430B(f)(2) under the Act, the Registration Statement complied, complies and will comply in all material respects with the requirements of the Act and the 1933 Act Regulations;
(d)    The Time of Sale Prospectus and the Prospectus and each amendment or supplement thereto, if any, at the time the same was or is issued and at the Closing Date, complied, complies and will comply in all material respects with the requirements of the Act and the 1933 Act Regulations;
(e)    The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the SEC, conformed in all material respects to the

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requirements of the 1934 Act and the rules and regulations of the SEC under the 1934 Act (the “1934 Act Regulations”), and any further documents so filed and incorporated by reference, when they are filed with the SEC, will conform in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations;
(f)    (i) At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the applicable Agent(s) pursuant to Rule 430B(f)(2) under the Act, the Registration Statement did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of the Applicable Time, the Time of Sale Prospectus will not contain any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) at the Applicable Time and the Closing Date, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Registration Statement, the Time of Sale Prospectus, any Issuer Free Writing Prospectus or in the Prospectus relating to such Notes;
As used in this subclause and elsewhere in this Agreement:
“Applicable Time” means, with respect to a particular offering and sale of Notes, such time and date indicated in the applicable Terms Agreement, or if there is no applicable Terms Agreement, the time and date of the acceptance by the Company of an offer for the purchase of Notes;
(g)    Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes of the particular tranche or until any earlier date that the Company notified or notifies the applicable Agents as contemplated in Section 4(a) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict (within the meaning of Rule 433(c) of the 1933 Act Regulations) with the information then contained in the Registration Statement.
(h)    When the Registration Statement became effective, the Indenture was, and at all times thereafter the Indenture has been and will be, duly qualified under the 1939 Act, and when the Registration Statement became effective, the Indenture conformed, and at all times thereafter the Indenture has conformed and will conform, in all material respects to the requirements of the 1939 Act;
(i)    The Company is a limited liability company and is duly formed, validly existing and in good standing under the laws of the State of Delaware; Ford Holdings LLC (“Ford Holdings”) has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware; and each has the limited liability company power and authority, and has all licenses, permits, orders and other governmental and regulatory approvals, to own or lease its properties and conduct its business in the jurisdictions in which such

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business is transacted as described in the Registration Statement and the Prospectus with only such exceptions as are not material to the business of Ford Holdings, the Company and its subsidiaries considered as a whole;
(j)    Each of Ford Credit International, Inc. (“Ford Credit International”) and FCE Bank plc (“Ford Credit Europe”) has been duly incorporated and is validly existing as a corporation, and, where applicable, is in good standing under the laws of the jurisdiction of its incorporation, with corporate power under the laws of such jurisdiction to own its properties and conduct its business as presently conducted;
(k)    This Agreement has been duly authorized, executed and delivered on behalf of the Company; upon execution and delivery of each applicable Terms Agreement by the Company, such Terms Agreement shall have been duly authorized, executed and delivered on behalf of the Company and, when executed and delivered by the Agents, will be a valid and legally binding agreement of the Company in accordance with its terms; at the applicable Closing Date, the Notes shall be duly authorized, and, when such Notes are authenticated as contemplated by the Indenture and issued and delivered in accordance with this Agreement and the Terms Agreement applicable to such Notes, the Notes will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company in accordance with their terms and will be entitled to the benefits provided by the Indenture; and the Indenture has been duly authorized by the Company, and, as executed and delivered by the Company and the Trustee, constitutes a valid and legally binding instrument of the Company in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;
(l)    There is no consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental body having jurisdiction over the Company which is required for, and the absence of which would materially affect, the issue and sale of any Notes as contemplated by this Agreement or the execution, delivery or performance of the Indenture, except such consents, approvals, authorizations, orders, registrations or qualifications as may be required under the securities or Blue Sky laws of any jurisdiction in connection with the offering of the Notes by the Agents;
(m)    PricewaterhouseCoopers LLP, who have certified certain of the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is, to the best knowledge of the Company, an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States);
(n)    The Amended and Restated Support Agreement dated as of November 6, 2008 between Ford Motor Company (“Ford”) and the Company has been duly authorized, executed and delivered by the parties thereto and is a valid and binding agreement of such parties;

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(o)    The Amended and Restated Support Agreement dated as of September 20, 2004 between the Company and Ford Credit Europe has been duly authorized, executed and delivered by the parties thereto and is a valid and binding agreement of such parties;
(p)    (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post‑effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the particular Notes in reliance on the exemption of Rule 163 under the Act, the Company was a “well‑known seasoned issuer” as defined in Rule 405 under the Act, including not having been an “ineligible issuer” as defined in Rule 405 of the Act; and (B) at the time of filing Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the particular Notes and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Act;
(q)    The Company has implemented and maintains in effect corporate policies reasonably designed to promote compliance by the Company, its subsidiaries and their respective employees with applicable laws administered by and regulations promulgated or issued by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”); neither the Company nor any of its subsidiaries is included on the Specially Designated Nationals and Blocked Persons List (the “SDN List”) maintained by OFAC or has a physical place of business, or is organized or resident, in Cuba, Iran, North Korea, Sudan, or Syria; the Company will not knowingly use the proceeds of the sales of the Notes to fund any activities or business (i) of or with any individual or entity that is included on the SDN List or (ii) in, or with the government of, any country that is the subject of comprehensive territorial sanctions administered by OFAC (a “Sanctioned Country”), except in the case of (i) or (ii), to the extent licensed or otherwise authorized under U.S. law; and notwithstanding the foregoing, if any country, including Cuba, Iran, North Korea, Sudan, or Syria, shall no longer be the subject of comprehensive territorial sanctions administered by OFAC, then it shall not be considered a Sanctioned Country for purposes hereof and the provisions of this subsection 1(q) shall no longer apply with respect to that country; and
(r)    Any certificate signed by any officer of the Company and delivered to one or more Agents or to counsel for the Agents in connection with an offering of Notes to one or more Agents as principal or through an Agent as agent shall be deemed a representation and warranty by the Company to such Agent or Agents as to the matters covered thereby on the date of such certificate and at each date referenced in the first paragraph of this Section subsequent thereto.
Section 2.    (a) Subject to the terms and conditions stated herein, the Company hereby agrees that Notes will be sold exclusively to or through the Agents except as otherwise described below. The Company agrees that during the period the Agents are acting as the Company’s agents hereunder, unless otherwise agreed, the Company will not appoint other agents to act on its behalf or to assist it in the placement of the Notes unless the Company has entered into an agreement or agreements (which may incorporate by reference certain provisions hereof) substantially similar to this agreement with such agent or agents and has notified the Lead

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Arranger promptly upon entering into any such agreement; provided, however, that the Company reserves the right to sell Notes directly on its own behalf.
(b)    The agents will use their reasonable best efforts to solicit purchases of the Notes upon the terms and conditions set for the in the Registration Statement, as amended or supplemented from time to time and the Prospectus, as amended or supplemented from time to time, and in connection therewith shall use the Prospectus as then amended and supplemented which has been most recently delivered to it by the Company, only as permitted or contemplated thereby, and will solicit purchases of the Notes only as permitted by the Act and the applicable securities laws or regulations of any jurisdiction.
(c)    The Company shall not sell or approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold.
(d)    The Agents shall not have any obligation to purchase Notes from the Company as principal, but one or more Agents may agree from time to time to purchase Notes as principal for resale to investors and other purchasers determined by such Agent or Agents. Any such purchase of Notes by an Agent as principal shall be made in accordance with Section 3(c) hereof.
(e)    If agreed upon by an Agent and the Company, such Agent, acting solely as agent for the Company and not as principal, will solicit purchases of the Notes upon the terms and conditions described in this Agreement. Such Agent will communicate to the Company, orally, each offer to purchase Notes solicited by it on an agency basis. Such Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as whole or in part, and any such rejection shall not be deemed breach of its agreement contained herein. The Company may accept or reject any proposed purchase of Notes, in whole or in part, in its sole discretion. Such Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by it and accepted by the Company. Such Agent shall have no liability to the Company in the event that any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to purchaser whose offer it has accepted, the Company shall (unless the Company’s default arose out of default, gross negligence or willful misconduct on the part of the Agent) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company.
(f)    The Company and the Agents agree that any Notes purchased by one or more Agents as principal shall be purchased, and any Notes the placement of which an Agent arranges as agent shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

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Section 3.    (a)  The Company agrees to pay the Agents commissions to be mutually agreed upon with the applicable Agent or Agents at the time of sale of such Notes.
(b)    On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, the applicable Agent, as an agent of the Company, shall use its reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus and communicate to the Company, orally or in writing, each offer to purchase Notes. Unless otherwise agreed by the Company and the applicable Agent , the Company shall have the sole right to accept offers to purchase Notes offered through the applicable Agent and may reject any proposed purchase of Notes as a whole or in part, in its sole discretion. The applicable Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of such Agents agreements contained herein. The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of Notes through the Agents, as agents, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.
(c)    Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement and (unless the Company and such Agent shall otherwise agree) a Terms Agreement that will provide for the sale of such Notes to, and the purchase thereof by, such Agent. Each Terms Agreement (which may be an oral agreement and confirmed in writing as described below between the applicable Agent and the Company) is herein referred to as “Terms Agreement.” Unless the context otherwise requires, each reference contained herein to “this Agreement” shall be deemed to include any applicable Terms Agreement between the Company and the applicable Agent. Each such Terms Agreement, whether oral (and confirmed in writing, which may be by electronic transmission) or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. The purchase of Notes may be at a discount from the principal amount of each such Note as agreed between the applicable Agent and the Company. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the applicable Agent. An Agent’s commitment to purchase Notes as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by the applicable Agent pursuant thereto, the price to be paid to the Company for such Notes, any provisions relating to rights of, and default by, underwriters acting together with the applicable Agent in the reoffering of the Notes and the time and date and place of delivery of and payment for such Notes. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 hereof. The applicable Agent may resell any Note purchased by it as principal to another broker‑dealer and may re‑allow a portion of any discount not in excess of the discount received by such Agent to such broker‑dealer.
For each sale of Notes to an Agent as principal that is not made pursuant to a Terms Agreement, the principal amount and any other term of such Notes and the procedural details

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relating to the issue and delivery of such Notes and payment therefor shall be as set forth in the Procedure (as defined below). For each such sale of Notes to an Agent as principal that is not made pursuant to a Terms Agreement, the Company will pay such Agent a commission as agreed between the applicable Agent and the Company, and such sale shall be on such other terms as described in the Prospectus as amended or supplemented.
(d)    Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, Notes are set forth in the Administrative Procedures attached hereto as Exhibit B (the “Procedure”). The provisions of the Procedure shall apply to all transactions contemplated hereunder. The Agents and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedure as amended from time to time. The Agents and the Company agree to perform, and the Company agrees to cause the Trustee to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Procedure. The Procedure may only be amended by written agreement of the Company and the applicable Agent. The documents required to be delivered by Section 5 hereof shall be delivered at the office of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 at 9:00 A.M., New York City time, on April 25, 2014, or on the date of each delivery of Notes (the date of each such delivery to one or more Agents as principal being hereafter referred to as a “Closing Date”).
(e)    The Agents agree, with respect to any Note denominated in a currency other than U.S. dollars, as agent, directly or indirectly, not to solicit offers to purchase, and as principal under any Terms Agreement or otherwise, directly or indirectly, not to offer, sell or deliver, such Note in or to residents of the country issuing such currency (or, if such Note is denominated in a composite currency, in any country issuing a currency comprising a portion of such composite currency) except as permitted by applicable law.
Section 4.    The Company agrees:
(a)    To comply in all material respects and to the extent applicable with the Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the 1939 Act and the rules and regulations of the SEC under the 1939 Act. The Company will make no amendment or any supplement to the Registration Statement, any Time of Sale Prospectus or the Prospectus after the date of this Agreement and during the period in which a prospectus relating to the Notes is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the 1933 Act Regulations or any similar rule), prior to having furnished the Agents with a copy of the proposed form thereof and given the Agents a reasonable opportunity to review the same (other than any prospectus supplement relating to the offering of other securities); to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Prospectus Supplement and for so long as the delivery of a prospectus relating to the Notes is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the 1933 Act Regulations or any similar rule); and during such period, to advise the Agents, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or

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becomes effective or any supplement to the Time of Sale Prospectus or the Prospectus has been filed or electronically transmitted for filing, of the issuance of any stop order by the SEC, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the SEC for the amending or supplementing of the Registration Statement, the Time of Sale Prospectus, the Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Notes or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of material fact or omitted or would omit to state material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly (i) notify the applicable Agents and (ii) amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict untrue statement or omission.
(b)    The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Act.
(c)    The Company will furnish the Agents with copies of the Registration Statement (excluding exhibits) and copies of the Time of Sale Prospectus, the Pricing Supplement and the Prospectus (or the Prospectus as amended or supplemented) in such quantities as the Agents may from time to time reasonably request; and if, after the date of this Agreement and during the period in which a prospectus relating to the Notes is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the 1933 Act Regulations or any similar rule), either (i) any event shall have occurred as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) any event shall have occurred as a result of which the Registration Statement would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (iii) for any other reason it shall be necessary during such period to amend or supplement the Prospectus or the Registration Statement or to file under the 1934 Act any document incorporated by reference into the Registration Statement or the Prospectus in order to comply with the Act or the 1934 Act, to notify the Agents promptly to suspend solicitation of purchases of the Notes and forthwith upon receipt of such notice, each Agent shall suspend its solicitation of purchases of the Notes and shall cease using the Prospectus; and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents by telephone (with confirmation in writing) and will promptly prepare and file with the SEC an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance,

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will advise the Agents when they are free to resume such solicitation and will prepare and furnish to the Agents as many copies as they may reasonably request of such amendment or supplement; and in case the Agents are required to deliver under the Act (whether physically or through compliance with Rule 172 under the 1933 Act Regulations or any similar rule), a prospectus relating to the Notes after the nine‑month period referred to in Section 10(a)(3) of the Act, or after the time a post‑effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S‑K under the Act, upon the request of the Agents, and at its own expense, to prepare and deliver to the Agents as many copies as they may request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S‑K or Section 10(a)(3) of the Act, as the case may be.
(d)    The Company will take such action as the Agents shall reasonably request in order to qualify the Notes for offering and sale under the securities laws of such states as the Agents may designate and will use commercially reasonable efforts to maintain such qualifications in effect so long as necessary under such laws for the distribution of the Notes, provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process in any jurisdiction, and provided further that the expense of maintaining any such qualification more than one year from the date of a particular sale of the Notes to be so qualified shall be at the expense of the Agents.
(e)    The Company shall not be required to comply with the provisions of subsection (a) or (c) of this Section or the provisions of Section 6(b), (c) or (d) during any period from the time the Agents have suspended solicitation of purchases of the Notes pursuant to a direction from the Company to the time the Company shall determine that the solicitation of the purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with an Agent.
(f)    The Company will make generally available to its security holders as soon as practicable, but in any event no later than eighteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act), an earnings statement of the Company and its consolidated subsidiaries complying with Rule 158 under the Act and covering a period of at least twelve consecutive months beginning after such “effective date.”
(g)    The Company shall use commercially reasonable efforts in cooperation with the Agents to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.
(h)    The Company will prepare, with respect to any Notes to be sold through or to an Agent pursuant to this Agreement, a pricing supplement with respect to such Notes (each a “Pricing Supplement”) and will file such Pricing Supplement with the SEC pursuant to Rule 424(b) under the 1933 Act not later than the close of business on the second business day following the earlier of the date of the determination of the offering price for the applicable Notes or the date on which such Pricing Supplement is first used. If an Agent has advised the Company that the Agent is relying, in connection with any

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offering of Notes, upon the exemption from Section 5(b) of the Act set forth in Rule 172 under the Act, and the Company is unable to file the applicable Pricing Supplement within the time required under Rule 424 under the Act, the Company shall file such Pricing Supplement as soon as reasonably practicable thereafter, as contemplated by Rule 172(c)(3).
(i)    The Company represents and agrees that, unless it obtains the prior consent of the applicable Agent(s), and each applicable Agent represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Notes of the particular tranche that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the SEC. Any such free writing prospectus consented to in writing by the Company and the applicable Agent is referred to herein as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each “Permitted Free Writing Prospectus” as an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely SEC filing where required, legending and record keeping. Subject to the consent of the applicable Agent(s), the Company will prepare a final term sheet relating to the final terms of the Notes of each particular tranche and their offering and will file such final term sheet within the period required by Rule 433(d)(5)(ii) of the 1933 Act Regulations following the date such final terms have been established for such Notes. Any such final term sheet is and shall be deemed to be an Issuer Free Writing Prospectus and Permitted Free Writing Prospectus. Notwithstanding anything to the contrary contained herein, the Company consents to the use by any Agent of any “free writing prospectus” (as defined in Rule 405 under the Act) that contains (a)(i) only information describing the preliminary terms of the Notes generally or the Notes of any particular tranche specifically or their offering or (ii) information that describes the final terms of the Notes of any particular tranche or their offering and that is or is to be included in the Pricing Supplement or (b) other customary information that is neither issuer information as defined in Rule 433 or otherwise an Issuer Free Writing Prospectus.
Section 5.    The Agent’s obligations to proceed hereunder, as agent or as principal, pursuant to any Terms Agreement or otherwise, shall be subject, in your discretion, to the condition that all representations and warranties and other statements of the Company herein (and, in the case of any obligation of the Agents under a Terms Agreement, in or incorporated in such Terms Agreement by reference) are, at and as of the Closing Date or any Applicable Time, true and correct, the condition that the Company shall have performed all its obligations hereunder theretofore to be performed, in all material respects, and the following additional conditions:
(a)    On the date hereof, a written opinion of Louis J. Ghilardi, as Managing Counsel – Corporate of Ford, or other counsel satisfactory to the Agents in their reasonable judgment, shall have furnished to the Agents dated as of the date hereof and in form and substance satisfactory to the Agents and their counsel in their reasonable judgment to the effect that:

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(1)    The Company is a limited liability company duly formed and is validly existing and in good standing under the laws of the State of Delaware, with the limited liability company power under the laws of such State to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified and in good standing to do business as a foreign limited liability company in the State of Michigan;
(2)    The Company is formed as set forth in the Registration Statement and the Prospectus, and all the outstanding limited liability interests of the Company have been duly and validly authorized and issued and are owned beneficially by Ford Holdings, and except as otherwise disclosed in the Registration Statement and the Prospectus, have not been pledged or otherwise encumbered by Ford Holdings; Ford Holdings has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the limited liability company power under the laws of such State to conduct its business as presently conducted; all the outstanding limited liability company interests of Ford Holdings have been duly and validly authorized and issued and are owned beneficially by Ford, and except as otherwise disclosed in the Registration Statement and the Prospectus, have not been pledged or otherwise encumbered by Ford or any affiliate of Ford;
(3)    Ford Credit International and Ford Credit Europe have each been duly incorporated and each is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power under the laws of such jurisdiction to own its properties and conduct its business as presently conducted;
(4)    Each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company;
(5)    The Indenture has been duly authorized, executed and delivered by, and constitutes a valid and binding instrument of, the Company and has been duly qualified under the 1939 Act;
(6)    The Notes have been duly authorized by the Company and when duly executed, completed and authenticated in accordance with the Indenture and delivered and paid for as provided in this Agreement and any applicable Terms Agreement, will have been duly issued under the Indenture and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture;
(7)    The issue and sale of the Notes and the compliance by the Company with all provisions of the Notes, the Indenture, this Agreement and any applicable Terms Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to the Company and its subsidiaries considered as a whole), or result in the creation or imposition of any lien, charge or encumbrance (in each case material to the Company and its

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subsidiaries considered as a whole) upon any of the property or assets of the Company, Ford Credit International or Ford Credit Europe pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease, financing agreement or other similar agreement or instrument known to such counsel under which the Company, Ford Credit International or Ford Credit Europe is a debtor or a guarantor, nor will such action result in any violation of the provisions of the Certificate of Formation of the Company;
(8)    The documents incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements and other accounting information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the SEC, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations;
(9)    The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 under the Act that has been filed with the SEC not earlier than three years prior to the date of any applicable Terms Agreement; the Registration Statement has become effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued; no notice of objection of the SEC to the use of such Registration Statement or any post‑effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or in connection with the offering of the Notes has been instituted or threatened by the SEC; the Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such opinion (other than Exhibits 12‑A and 12‑B to the Registration Statement and the financial statements and other accounting information contained in the Registration Statement or the Prospectus or any further amendments or supplements thereto, or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations of the SEC thereunder; and the statements in the Registration Statement and the Prospectus in the sections thereof describing the Notes are accurate and fairly present the information required or purported to be shown;
(10)    The Amended and Restated Support Agreement dated as of November 6, 2008 between Ford and the Company has been duly authorized, executed and delivered by the parties thereto and is a valid and binding agreement of such parties;
(11)    The Amended and Restated Support Agreement dated as of September 20, 2004, between Ford Credit Europe and the Company, has been duly authorized, executed and delivered by the parties thereto and is a valid and binding agreement of such parties;

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(12)    Such counsel believes that the Registration Statement (other than Exhibits 12‑A and 12‑B thereto and the financial statements and other accounting information contained therein or omitted therefrom, as to which such counsel need express no opinion) or any amendment thereto, at the time the same became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;
(13)    Such counsel believes that at the date of such opinion, the Prospectus (other than the financial statements and other accounting information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(14)    Such counsel does not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference in the Registration Statement or the Prospectus or required to be described in the Registration Statement or the Prospectus which is not filed or incorporated by reference or described as required; and
(15)    Such counsel does not know of any legal or governmental proceedings pending to which the Company, Ford Credit International or Ford Credit Europe is a party or of which any property of the Company, Ford Credit International or Ford Credit Europe is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, other than as set forth or contemplated in the Registration Statement or the Prospectus and other than such proceedings which, in such counsel’s opinion, will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Company and its subsidiaries considered as a whole.
Such opinion may be made subject to the qualification that the enforceability of the terms of the Indenture, the Notes and those certain agreements referred to in paragraphs (5), (6), (10) and (11) of this subsection (b) may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(b)    On the date hereof, a written opinion of Shearman & Sterling LLP shall have been furnished to the Agents dated as of the date hereof and in form and substance satisfactory to the Agents in their reasonable judgment.
In giving their opinions required by subsections (a) and (b), Mr. Ghilardi and Shearman & Sterling LLP, respectively, may rely, (A) as to all matters of fact, upon certificates and written statements of officers and other representatives of, and the

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accountants and other counsel for, the Company or its subsidiaries and (B) as to the qualification and good standing of each of the Company or its subsidiaries to do business in any jurisdiction, upon certificates of appropriate governmental officials or opinions of counsel in such jurisdiction, which opinions shall be in the form and substance satisfactory to counsel for the Agents.
(c)    On the date hereof, the Agents shall have received a certificate in form satisfactory to the Agents in their reasonable judgment, dated the date hereof, to the effect that (i) the representations and warranties of the Company contained in this Agreement and any Terms Agreement are true and correct on and as of the date of such certificate as if made at and as of the date of such certificate; (ii) the Company has duly performed, in all material respects, all obligations required to be performed by it pursuant to the terms of this Agreement or any Terms Agreement at or prior to the date of such certificate; (iii) the Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose, pursuant to Rule 401(g)(2) under the Act or pursuant to Section 8A of the Act, has been initiated or, to the knowledge of the Company, threatened by the SEC, the Prospectus has been timely filed with the SEC under the Act, and all requests for additional information on the part of the SEC have been complied with or otherwise satisfied; (iv) as of the date hereof, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (v) as of the date hereof, the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agents expressly for use therein.
(d)    On the date hereof, the Agents shall have received a letter from PricewaterhouseCoopers LLP, dated as of the date hereof, in form and substance satisfactory to the Agents in their reasonable judgment confirming that PricewaterhouseCoopers LLP is an independent registered public accounting firm within the meaning of the Act, the 1934 Act and the PCAOB and stating the conclusions and findings of such firm with respect to the financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
(e)    On the date hereof and on each Closing Date, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may require for the purpose of enabling them to pass upon the issuance and sale of Notes as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to their counsel.

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(f)    The obligations of the Agents to purchase Notes from the Company are subject to the following further conditions: (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC; (ii) the Company shall have filed the Pricing Supplement for particular Notes with the SEC in the manner and within the time period required by Rule 424(b) under the Act; (iii) there shall not have come to the attention of any Agent any facts that would cause such Agent to believe that the Registration Statement included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Time of Sale Prospectus or the Prospectus included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading; and (iv) since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or assets of the Company and its subsidiaries considered as a whole, or any material adverse change in the financial position or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, which in any such case makes it impracticable or inadvisable in the reasonable judgment of the Agents to proceed with the public offering, sale, delivery or purchase of the Notes on the terms and in the manner contemplated by this Agreement or any Terms Agreement.
If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent or Agents with respect to itself or themselves, respectively, by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the indemnity and contribution agreements set forth in Section 7 hereof, the provisions concerning payment of expenses under Section 8 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 9 hereof, the provisions relating to governing law forth in Section 13 and the provisions relating to parties set forth in Section 12 hereof shall remain in effect.
Section 6.    In further consideration of the agreements of the Agents herein contained, the Company covenants and agrees with the Agents that:
(a)    Each acceptance by the Company of an offer for the purchase of Notes hereunder (including any purchase by an Agent as principal not pursuant to a Terms Agreement), and each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company contained in or made pursuant to this Agreement and, to the extent therein provided, in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the Closing Date for the Note or Notes, or as of the Applicable Time relating to such sale, as the case

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may be, as though made at and as of each such time (except that such representations and warranties shall be deemed to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended or supplemented to each such time).
(b)    Each time that:
(1)    the applicable Terms Agreement so specifies;
(2)    the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the SEC;
(3)    the Company files a Current Report on Form 8-K required by Item 2.01 of Form 8-K with the SEC; or
(4)    if requested upon reasonable advance notice by the Agents after the Registration Statement, the Time of Sale Prospectus or the Prospectus has otherwise been, or is to be, amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of Notes or similar changes or which relates to an offering of securities other than the Notes);
the Company shall furnish or cause to be furnished to the Agents forthwith a certificate dated the date so specified in such Terms Agreement, the date of filing with the SEC of such document or the date of the issuance of such other amendment or supplement, as the case may be, in form and substance reasonably satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(c) hereof which was last furnished to the Agents are true and correct at the date specified in such Terms Agreement, the date of such filing or the date of such issuance, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended or supplemented to such time) or, in lieu of such certificate, a certificate substantially similar to the certificate referred to in Section 5(c) hereof but modified as necessary to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended or supplemented to the time of delivery of such certificate.
(c)    Each time that:
(1)    the applicable Terms Agreement so specifies;
(2)    the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the SEC;
(3)    the Company files a Current Report on Form 8-K required by Item 2.01 of Form 8-K with the SEC; or
(4)    if reasonably requested upon reasonable advance notice by the Agents after the Registration Statement, the Time of Sale Prospectus or the Prospectus has otherwise been, or is to be, amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of Notes or similar changes or which relates to an offering of securities other than the Notes);

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the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel of the Agents a written opinion of Louis J. Ghilardi, as Managing Counsel – Corporate of Ford, or other counsel satisfactory to the Agents in such Agents’ reasonable judgment, dated the date so specified in such Terms Agreement, the date of filing with the SEC of such document or the date of the issuance of such other amendment or supplement, as the case may be, in form and substance satisfactory to the Agents in their reasonable judgment, of the same tenor as the opinion referred to in Section 5(a) hereof but modified, as necessary, to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended or supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).
(d)    Each time that:
(1)    the Company accepts a Terms Agreement requiring such updating provisions;
(2)    the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the SEC that is incorporated by reference into the Prospectus;
(3)    the Company files a Current Report on Form 8-K that includes financial information or statements; or
(4)    if reasonably requested upon reasonable advance notice by the Agents and the Registration Statement, the Time of Sale Prospectus or the Prospectus has otherwise been, or is to be, amended or supplemented to include financial information or financial statements;
the Company shall cause PricewaterhouseCoopers LLP, or other independent accountants reasonably satisfactory to the Agents, forthwith to furnish the Agents a letter (or, in the case of subsection (3) above, a letter furnished by PricewaterhouseCoopers LLP or a certificate furnished by the Company), dated the date of effectiveness of such amendment, the date of filing of such supplement or other document with the SEC, or the Closing Date, as the case may be, in form and substance satisfactory to the Agents, (i) confirming that they are an independent registered public accounting firm within the meaning of the 1933 Act, the 1934 Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. In addition, if reasonably requested upon reasonable advance notice by the lead arranger or any of the Agents, the Company shall be available to discuss the contents of an

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Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K that includes financial information or statements, as the case may be.
(e)    Each time that the Company files an Annual Report on Form 10-K with the SEC that is incorporated by reference into the Prospectus, the Company shall cause to be furnished forthwith to the Agents a written opinion of Shearman & Sterling LLP, dated the date of filing with the SEC of such Form 10-K, in form and substance satisfactory to the Agents in their reasonable judgment, of the same tenor as the opinion referred to in Section 5(b) hereof but modified, as necessary, to relate to the Registration Statement as amended or supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement as amended or supplemented to the time of delivery of such letter authorizing reliance).
Section 7.    (a)  The Company will indemnify and hold harmless each Agent with respect to the applicable Notes against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject with respect to such Notes, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including, without limitation, any preliminary prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto with respect to such Notes, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Agent for any legal or other expenses reasonably incurred by each such Agent in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein.
The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act and the 1934 Act.
(b)    Each Agent with respect to the applicable Notes, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject with respect to such Notes, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including, without limitation, any preliminary prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto with respect to such Notes, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such

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untrue statement or alleged untrue statement or omission or alleged omission was made in any of such documents in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein; and will reimburse the Company for any legal fees or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.
The indemnity agreement in this subsection (b) shall be in addition to any liability which the Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act and the 1934 Act.
(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, and in the event that such indemnified party shall not so notify the indemnifying party within 30 days following receipt of any such notice by such indemnified party, the indemnifying party shall have no further liability under such subsection to such indemnified party unless such indemnifying party shall have received other notice addressed and delivered in the manner provided in Section 11 hereof of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party in its reasonable judgment, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.
(d)    If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and each applicable Agent on the other, from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand, and each applicable Agent on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and each applicable Agent on the other, shall be deemed to be in the same proportion as the total

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net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by each such Agent (without duplication). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, and each such Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if one or more of the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the applicable Notes purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Agents of Notes in this subsection (d) to contribute are several in proportion to their respective purchasing obligations with respect to such Notes and not joint.
In soliciting purchases of Notes from the Company (other than in respect of any purchase by an Agent as principal), an Agent is acting solely as an agent for the Company, and not as a principal. An applicable Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. Under no circumstances will an Agent be obligated to purchase any Notes for its own account.
The indemnity agreements contained herein shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or any Agent Indemnified Parties, and shall survive the delivery of the Notes to the Agent.
Section 8.    The Company will pay, without duplication, the following expenses incident to the performance of its obligations under this Agreement: (i) the preparation and filing of the Registration Statement as originally filed and any amendments or supplements thereto and any Pricing Supplements and delivery of copies thereof to the Agents; (ii) the preparation, issuance and delivery of the Notes; (iii) the fees and disbursements of counsel for the Company in connection with the establishment of the program relating to the Notes and the transactions contemplated hereby, of the independent public accountants of the Company, of the Trustee and its counsel and of any paying, calculation or other agents appointed by the Company; (iv) the preparation, printing and delivery to the Agents in quantities as hereinabove stated of copies of the Time of Sale Prospectus, the Pricing Supplement, each Issuer Free Writing Prospectus and the

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Prospectus and any amendments or supplements thereto; (v) if the Company lists Notes on a securities exchange or market, the costs and fees of such listing, as well as the costs and fees of The Depository Trust Company; (vi) the cost of providing CUSIP or other identification numbers for the Notes; (vii) all reasonable expenses (including fees and disbursements of Shearman & Sterling LLP) in connection with (x) the establishment and commencement of the Medium-Term Notes program and the delivery of documents pursuant to Sections 6(b)(2) and (3), 6(c)(2) and (3), 6(d)(2) and (3), and 6(e) and (y) “Blue Sky” or FINRA matters; provided, however, that the applicable Agent(s) will reimburse the Company for a pro rata share of the expenses listed in clause (x) upon purchase of Notes as principal; and (viii) any fees charged by nationally recognized statistical rating organizations for the rating of the Notes.
Section 9.    The respective indemnities, agreements, representations, warranties and other statements by the Agents and the Company set forth in this Agreement or made by each, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agents or the Company or any of its officers or directors or any controlling person, and shall survive each delivery of and payment for any of the Notes.
Section 10.    This Agreement (excluding any agreement hereunder by one or more Agents to purchase Notes as principal) may be terminated for any reason at any time by either the Company, as to one or more of the Agents, or by an Agent, as to itself, upon the giving 30 days’ written notice of such termination to the other parties thereto; provided, however, that if the termination is by the Company as to one or more Agents, such notice need only be provided to the lead arranger and to the terminated Agent or Agents and not to the remaining Agents. In the event of any such termination, neither party shall have any liability to the other party hereto, except as provided (i) in the case of termination pursuant to the first sentence of this Section, the Agents shall be entitled to any commission earned prior to such termination in accordance with Section 3(c) hereof, (ii) if at the time of termination, an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the covenants set forth in Section 4 hereof shall remain in effect until such Notes are so delivered, and (iii) the covenant set forth in Section 4(f) hereof, the provisions of Section 8 hereof to the extent they relate to actions taken prior to termination, the indemnity and contribution agreements set forth in Section 7 hereof, and the provisions of Sections 11 and 12 hereof shall remain in effect.
Section 11.    Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to the Agent shall be sufficient in all respects if delivered or sent by facsimile or registered mail to the Agent as set forth on Annex A hereto, and if to the Company shall be sufficient in all respects if delivered or sent by facsimile or registered mail to the Company at One American Road, Dearborn, Michigan 48126, attention of the Secretary.
Section 12.    This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, you and the Company, and to the extent provided in Section 7 and Section 9 hereof, the officers and directors of the Company and any person who controls you or the Company, and the respective personal representatives, successors and assigns of each, and no other

23

person shall acquire or have any right under or by virtue of this Agreement and any Terms Agreement.
Section 13.    This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
Section 14.    The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement or any Terms Agreement, including the determination of any initial public offering price of the Notes and any related discounts and commissions, is an arm’s‑length commercial transaction between the Company, on the one hand, and the Agents, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, each of the Agents is and has been acting solely as a principal and is not the financial advisor or fiduciary of the Company, or any of its affiliates, stockholders, creditors or employees; (iii) none of the Agents has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby (irrespective of whether any such Agent has advised or is currently advising the Company on other matters) and none of the Agents has any obligation to the Company with respect to any offering and sale of Notes except the obligations expressly set forth in this Agreement or any Terms Agreement; (iv) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Agents have no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (v) the Agents have not provided any legal, accounting, business, regulatory or tax advice with respect to any offering and sale of Notes and the Company has consulted its own advisors to the extent it deemed appropriate.
Section 15.    This Agreement and any Terms Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures in all respects.

24

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Company and you.
Very truly yours,
FORD MOTOR CREDIT COMPANY LLC

By:	/s/ Samuel P. Smith Name: Samuel P. Smith Title: Assistant Treasurer

Sales Agency Agreement Signature Page

Confirmed and accepted
as of the date first above written:
MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz Name: Yurij Slyz Title: Executive Director
ANZ SECURITIES, INC.

By:	/s/ Charles Lachman Name: Charles Lachman Title: President
BANCA IMI S.P.A.

By:	/s/ Pantaleo Cucinotta Name: Pantaleo Cucinotta Title: Head of DCM
BANCO BRADESCO BBI S.A.

By:	/s/ Rodrigo Portulan Name: Rodrigo Portulan Title: Managing Director

By:	/s/ Mauro Tukiyama Name: Mauro Tukiyama Title: Managing Director
BARCLAYS CAPITAL INC.

By:	/s/ Paige Maire Name: Paige Maire Title: Managing Director

Sales Agency Agreement Signature Page

BB SECURITIES LIMITED

By:	/s/ Vinicius Balbino Bouhid Name: Vinicius Balbino Bouhid Title: Managing Director

By:	/s/ John Byrne Name: John Byrne Title: Head of Compliance & Internal Controls
BNP PARIBAS SECURITIES CORP.

By:	/s/ Tim McCann Name: Tim McCann Title: Managing Director
CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden, Jr. Name: Jack D. McSpadden, Jr. Title: Managing Director
COMMERZ MARKETS LLC

By:	/s/ Ryan Flohre Name: Ryan Flohre Title: Director

By:	/s/ Thomas Maloughney Name: Thomas Maloughney Title: Assistant Vice President
CREDIT AGRICOLE SECURITIES (USA) INC.

By:	/s/ Nicholas Leopardi Name: Nicholas Leopardi Title: Managing Director

Sales Agency Agreement Signature Page

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Helena Willner Name: Helena Willner Title: Director
DEUTSCHE BANK SECURITIES INC.

By:	/s/ John Han Name: John Han Title: Director

By:	/s/ Adam Raucher Name: Adam Raucher Title: Director
GOLDMAN, SACHS & CO.

By:	/s/ Adam Greene Name: Adam Greene Title: Vice President
HSBC SECURITIES (USA) INC.

By:	/s/ Elsa Y. Wang Name: Elsa Y. Wang Title: Vice President
J.P. MORGAN SECURITIES LLC

By:	/s/ Maria Sramek Name: Maria Sramek Title: Executive Director

Sales Agency Agreement Signature Page

LLOYDS SECURITIES INC.

By:	/s/ David Keller Name: David Keller Title: Director DCM
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Matt Basler Name: Matt Basler Title: Managing Director
RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose Name: Scott G. Primrose Title: Authorized Signatory
RBS SECURITIES INC.

By:	/s/ Moshe Tomkiewicz Name: Moshe Tomkiewicz Title: Managing Director
SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Yoshihiro Satake Name: Yoshihiro Satake Title: Executive Director

Sales Agency Agreement Signature Page

UNICREDIT CAPITAL MARKETS LLC

By:	/s/ Andy Lupo Name: Andy Lupo Title: Managing Director, President & CCO

By:	/s/ David Morgan Name: David Morgan Title: Managing Director
U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Julie Brendel Name: Julie Brendel Title: Vice President

Sales Agency Agreement Signature Page

ANNEX A
AGENT CONTACT INFORMATION
Morgan Stanley & Co. Incorporated
1585 Broadway, Floor 04
New York, NY  10036
Attention: Michael Borut
Phone: (212) 761‑2209
Facsimile: (212) 507‑2926
Email: RETAILSYNDICATE@MORGANSTANLEY.COM
ANZ Securities, Inc.
277 Park Ave, 31st Floor
New York, NY 10172
Attention: Debt Capital Markets
Phone: (212) 801 9171
Facsimile: (212) 536 9256
Email: DCMNY@ANZ.COM

Banca IMI S.p.A.
Largo Mattioli 3, 20121 Milano
Attention:  DCM Corporate Group; Mr Joe Amoroso
Phone:  +39 02 7261 4704 /  (212) 3261200
Facsimile: +39 02 7261 2220 /  (212) 326 1144
Email:  dcm.corp@bancaimi.com;dcm.ny@bancaimi.com

Banco Bradesco BBI S.A.
Avenida Paulista, 1450, 8º andar
CEP 01331-040
São Paulo, SP, Brasil
Attention: Fixed Income Division
Facsimile: +55 11 2178 4880

BB Securities Ltd.
4th Floor, Pinners Hall, 105-108 Old Broad Street
London EC2N 1ER, United Kingdom
Attention: Operations Department
Facsimile: +44 (0)20 7796 0589

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attention: Transaction Execution Group
Phone: +1 212 816 1135

1

Facsimile: +1 646 291 5209

Commerzbank AG
225 Liberty Street, 34th Floor
New York, NY  10281-1050
Attention: James B. Pomeroy
Phone:  (212) 969-2798
Facsimile:  (212) 885-1110
Email:  james.pomeroy@commerzbank.com

Credit Agricole Securities (USA) Inc.
1301 Avenue of the Americas
New York, NY  10019
Attention:  Fixed Income Syndicate
Phone: 1-866-807-6030
Facsimile:  212-261-1924

Credit Suisse Securities (USA) LLC
11 Madison Avenue
New York, NY 10010
Attention: Short Term Products Group

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Attention: Debt Capital Markets Syndicate, with a copy to General Counse
Facsimile: (212) 797-2202 & (212) 797-4561

Goldman, Sachs & Co.
200 West Street
New York, NY 10282
Attention: Registration Department
Facsimile: (212) 902-9316

HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, NY 10018
Attention: Transaction Management Group
Phone: (212) 525-3652
Facsimile: (212) 525-0238

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Attention: High Grade Syndicate Desk
Phone: (212) 834-4533

2

Facsimile: (212) 834-6081

Lloyds Securities Inc.
1095 Avenue of the Americas
New York, NY  10036
Attention: Fixed Income
Phone: (212) 930-5000
Facsimile: (212) 479-2882
Email: FixedIncomeDesk@lbusa.com

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Bank of America Tower
One Bryant Park
NY1-100-03-01
New York, New York 10036
Attention: Medium-Term Note Desk
Telephone: (646) 855-6433
Facsimile: (646) 855-0116

RBC Capital Markets, LLC
200 Vesey Street, 8th Floor
New York, NY 10281
Attention: Transaction Management Group/Scott Primrose
Facsimile: 212-658-6137
RBS Securities Inc.
600 Washington Boulevard
Stamford, CT 06901
Attention: Emma Cusato
Phone: (203) 897-6166
Facsimile: (203) 873-4534

SMBC Nikko Securities America Inc.
277 Park Avenue
New York, NY 10172
Phone : (212) 224-5351
Attention: Yoshihiro Satake
Email : ysatake@smbcnikko-si.com

UniCredit Capital Markets LLC
150 East 42nd street, 29th Floor
New York, NY 10017
Attention: Andy Lupo
Phone: (212) 672-5945
Facsimile: (212) 672-5511
Email: andy.lupo@unicredit.eu

3

U.S. Bancorp Investments, Inc.
214 N. Tryon Street, 26th Floor
Charlotte, NC 28202
Attention: Julie Brendel
Phone: (980) 613-4472
Facsimile: 1 (866) 350-9135
Email: julie.brendel@usbank.com

4

EXHIBIT A
FORD MOTOR CREDIT COMPANY LLC
[Title of Security]
Terms Agreement
, [20 ]
To the Agent(s) listed on
the signature page hereto:
Ladies and Gentlemen:
Ford Motor Credit Company LLC (the “Company”) proposes, subject to the terms and conditions stated herein and in the Sales Agency Agreement, dated April 25, 2014 (the “Agency Agreement”), between the Company and Morgan Stanley & Co. LLC, ANZ Securities, Inc., Banca IMI S.p.A., Banco Bradesco BBI S.A., Barclays Capital Inc., BB Securities Limited, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Commerz Markets LLC, Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Lloyds Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, RBS Securities Inc., SMBC Nikko Securities America, Inc., UniCredit Capital Markets LLC and U.S. Bancorp Investments, Inc. (each, an “Agent,” and, collectively, the “Agents”), to issue and sell to the Agents the Notes specified in Schedule I hereto (the “Purchased Notes”). propose(s) to offer the Notes for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented relating to the Purchased Notes. Each of the provisions of the Agency Agreement not specifically related to the solicitation by , as agent(s) of the Company, of offers to purchase Notes is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Agency Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase securities from the Company, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty set forth in Section 1 of the Agency Agreement relating to the Prospectus shall be deemed to have been made as of the date of the Agency Agreement and, with respect to the Prospectus as amended or supplemented applicable to the Purchased Notes covered by this Terms Agreement, shall be deemed to have been made as of the date of this Terms Agreement. Unless otherwise defined herein, terms defined in the Agency Agreement are used herein as therein defined.
An amendment to the Registration Statement, or an amendment or supplement to the Prospectus, as the case may be, relating to the Purchased Notes, in the form heretofore delivered to you, is now proposed to be electronically transmitted for filing with the SEC.

Subject to the terms and conditions set forth herein and in the Agency Agreement incorporated herein by reference, the Company agrees to issue and sell to and agrees to purchase from the Company the Purchased Notes, at the time and place, in the principal amount and at the purchase price set forth in Schedule I hereto.
Notwithstanding anything herein or in the Agency Agreement contained, you may, by notice to the Company given at any time prior to the Closing Date when payment would otherwise be due to the Company hereunder, terminate this Agreement if:
(i)(A) there shall have occurred a declaration of a general moratorium on commercial banking activities in any of the United States, and/or if the Purchased Notes are sold outside the United States, any of the Member States of the European Union or the countries where such Notes are being offered or sold, and/or if such Notes are denominated in a foreign currency, the country of issuance of such currency, by the authorities that govern such banking systems or a material disruption in the securities settlement or clearance systems in the United States, any of the Member States of the European Union or any of the relevant countries relating to currency or markets, which moratorium or disruption remains in effect and which, in your reasonable judgment, substantially impairs your ability to settle the transaction involving such Notes; provided that the exercise of such judgment shall take into account the availability of alternative means for settlement and the likely duration of such moratorium or disruption with the understanding that if the SEC, the Financial Conduct Authority, the Prudential Regulation Authority or with respect to a United States banking moratorium, the Board of Governors of the Federal Reserve System, or with respect to a moratorium of any member state of the European Union or any of the relevant countries relating to currency or markets, the national banking authority of such country, has unequivocally stated prior to the Closing Date that the resumption of such systems will occur within three business days of the scheduled Closing Date for such Notes, the ability to settle the transaction shall not be deemed to be substantially impaired or (B) the United States, any of the Member States of the European Union or any of the relevant countries relating to currency or markets shall not have become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war by the governmental authorities empowered to make such declaration, which makes it impracticable or inadvisable, in your reasonable judgment, to proceed with the public offering or the delivery of such Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented and this Terms Agreement, or
(ii)    there shall have occurred (A) any suspension or limitation on trading in securities generally on the New York Stock Exchange, or any relevant stock exchanges and financial markets relating to currency or markets, or any setting of minimum prices for trading on such exchange or market system, (B) any suspension of trading of any securities of Ford on any exchange or in the over‑the‑counter market, (C) any material outbreak or material escalation of hostilities involving the engagement of armed conflict in which the United States, any of the Member States of the European Union or any of the relevant countries relating to currency or markets is involved or any

2

other substantial national or international calamity or emergency or (D) any material adverse change in the general economic, political, legal, tax, regulatory or financial conditions or currency exchange rates in the United States, any of the Member States of the European Union or any of the relevant countries relating to currency or markets (whether resulting from events within or outside of the relevant country) which, in your view, has caused a substantial deterioration in the price and/or value of such Notes, that, in the case of clause (A), (B), (C) or (D), in the mutual reasonable determination of you and the Company, makes it impracticable or inadvisable to proceed with the public offering or the delivery of such Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented and this Terms Agreement.
Furthermore, you may, by notice to the Company given at any time prior to the Closing Date when payment would otherwise be due to the Company hereunder, terminate this Agreement if, since the respective dates as of which information is given in the Prospectus as amended or supplemented, there shall have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or assets of the Company and its subsidiaries considered as a whole, or any material adverse change in the financial position or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, which in any such case makes it impracticable or inadvisable in your reasonable judgment to proceed with the public offering or the delivery of the Purchased Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented and this Terms Agreement.
If this Agreement shall be terminated by you (a) because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of the Agreement, or (b) if for any reason the Company shall become unable to perform its obligations under this Agreement, except for the reasons set forth in the immediately preceding paragraphs, the Company agrees to reimburse you for all out‑of‑pocket expenses (including fees and expenses of your counsel) reasonably incurred by you in connection with the proposed offer and sale of the Notes. The provisions of Section 10 of the Agency Agreement shall survive the termination or cancellation of this Agreement.

3

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and, upon acceptance hereof by you, this letter and such acceptance hereof, including those provisions of the Sales Agency Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.
FORD MOTOR CREDIT COMPANY LLC

By	Name: Title:
Accepted as of the date hereof:

By:	Name: Title:

Terms Agreement Signature Page

SCHEDULE I TO TERMS AGREEMENT
Title of Purchased Notes:
[ %] [Fixed Rate] [Floating Rate] Medium‑Term Notes
Aggregate Principal Amount:
$
Denominations:
[$         ]
Price to Public:
      % of the principal amount of the Purchased Notes, plus accrued interest from              to              [and accrued amortization, if any, from              to             ]
Purchase Price by [ ]:
      % of the principal amount of the Purchased Notes, plus accrued interest from              to              [and accrued amortization, if any, from              to             ]
Maturity:
Interest Rate:
[   %]
Interest Payment Dates:
[months and dates]
Redemption Provisions:
[No redemption provisions]

I‑1

[The Purchased Notes may be redeemed, [otherwise than through the sinking fund,] in whole or in part at the option of the Company, in the amount of $          or in an integral multiple thereof,
[on or after             ,        at the following redemption prices (expressed in percentages of principal amount). If [redeemed on or before             ,       ,       %, and if] redeemed during the 12‑month period beginning             ,       ,

Year	Redemption Price

and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.]]
[on any interest payment date falling on or after             ,       , at the election of the Company, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]
[Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for changes in tax law.]
[Restrictions on refunding.]
Sinking Fund Provisions:
[No sinking fund provisions.]
[The Purchased Notes are entitled to the benefit of a sinking fund to retire $          principal amount of Purchased Notes on           in each of the years        through        at 100% of their principal amount plus accrued interest] [, together with [cumulative] [noncumulative] redemptions at the option of the Company to retire an additional $          principal amount of Purchased Notes in the years        through        at 100% of their principal amount plus accrued interest.]
[If Purchased Notes are Extendable Debt Securities, insert ‑‑

I‑2

Extendable Provisions:
The Purchased Notes are repayable on             , at the option of the holder, at their principal amount with accrued interest. The initial annual interest rate will be       %, and thereafter the annual interest rate will be adjusted on             ,       , and              to a rate not less than       % of the effective annual interest rate on              obligations with           year maturities as of the [interest date 15 days prior to maturity date] prior to such [insert maturity date].]
[If Purchased Notes are Floating Rate Debt Securities, insert ‑‑
Floating Rate Provisions:]
Time of Delivery:
Closing Location:
Method of and Specified Funds for Payment of Purchase Price:
[New York] [Clearing House Funds]
[Wire Transfer]
Documents to be Delivered:
The following documents referred to in the Agency Agreement shall be delivered as a condition to the Closing:
[(1)The officers’ certificate referred to in Section 5(c).]
[(2)    The opinion referred to in Section 5(a).]
[(3)    The accountants’ letter referred to in Section 5(d).]
[(4)    The opinion or opinions referred to in Section 5(b).]
Other Provisions (including Syndicate Provisions, if applicable):

I‑3

EXHIBIT B
FORD MOTOR CREDIT COMPANY LLC
ADMINISTRATIVE PROCEDURES
for Medium‑Term Notes Due Nine Months or More from Date of Issue
(Dated as April 25, 2014)
Medium‑Term Notes Due Nine Months or More from Date of Issue (the “Notes”) are to be offered on a continuous basis by Ford Motor Credit Company LLC, a Delaware limited liability company (the “Company”), to or through Morgan Stanley & Co. LLC and ANZ Securities, Inc., Banca IMI S.p.A., Banco Bradesco BBI S.A., Barclays Capital Inc., BB Securities Limited, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Commerz Markets LLC, Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Lloyds Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, RBS Securities Inc., SMBC Nikko Securities America, Inc., UniCredit Capital Markets LLC and U.S. Bancorp Investments, Inc. (each, an “Agent” and, collectively, the “Agents”) pursuant to a sales agency agreement, dated April 25, 2014 (the “Sales Agency Agreement”), by and among the Company and the Agents. The Sales Agency Agreement provides both for the sale of Notes by the Company to one or more of the Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and an Agent or Agents), in which case each such Agent will act as an agent of the Company in soliciting purchases of Notes.
The Notes will be issued as a series of debt securities pursuant to the indenture dated as of February 1, 1985 as supplemented from time to time (such indenture, together with any Indenture supplemental thereto, being herein referred to as the “Indenture”) between the Company and The Bank of New York Mellon as successor to Manufacturers Hanover Trust Company, as trustee (the “Trustee”). The Company has filed a Registration Statement with the Securities and Exchange Commission (the “Commission”) registering debt securities (which includes the Notes) (the “Registration Statement,” which term shall include any additional registration statements filed in connection with the Notes). The term “Prospectus” means, collectively, (i) the base prospectus relating to various securities of the Company, including the Notes, that was included in the Registration Statement at its time of filing, (ii) the prospectus supplement relating to the Notes most recently filed by the Company with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Act”), prior to the offer of any particular Notes and (iii) any final pricing supplement relating to the Notes delivered by the Company to the applicable Agent(s) for conveyance to investors and filed by the Company with the Commission pursuant to Rule 424(b) under the Act. The most recent supplement to the Prospectus setting forth the purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) is herein referred to as the “Pricing Supplement.”
The Notes will either be issued (a) in book‑entry form and represented by one or more fully registered Notes without coupons (each, a “Global Note”) delivered to the Trustee, as agent for The Depository Trust Company (“DTC”), and recorded in the book‑entry system maintained by DTC, or (b) in certificated form (each, a “Certificated Note”) delivered to the investor or other purchaser thereof or a person designated by such investor or other purchaser.
General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Notes issued in book‑entry form will be issued in accordance with the procedures set forth in Part II hereof and Certificated Notes will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

I.	PROCEDURES OF GENERAL APPLICABILITY

Date of Issuance/Authentication:
Each Note will be dated as of the date of its authentication by the Trustee. Each Note shall also bear an original issue date (each, an “Original Issue Date”). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:	Each Note will mature on a date nine months or more from its Original Issue Date (the “Stated Maturity Date”) selected by the investor or other purchaser and agreed to by the Company.
Registration:	Unless otherwise provided in the applicable Pricing Supplement, Notes will be issued only in fully registered form.
Denominations:	The Notes will be issued only in denominations of $1,000 (or the equivalent thereof in one or more foreign or composite currencies) and integral multiples of $1,000 in excess thereof.
Interest Rate Bases applicable to Floating Rate Notes:
Unless otherwise provided in the applicable Pricing Supplement, Floating Rate Notes will bear interest at a rate or rates determined by reference to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, EURIBOR, the Prime Rate, the Treasury Rate, or such other interest rate basis or formula as may be set forth in the applicable Pricing Supplement, or by reference to two or more such rates, as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Floating Rate Notes.

Redemption/Repayment:
The Notes will be subject to redemption by the Company in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Note and related Pricing Supplement. If no Initial Redemption Date is indicated with respect to a Note, such Note will not be redeemable prior to its Stated Maturity Date.
The Notes will be subject to repayment at the option of the Holders thereof in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Note and related Pricing Supplement. If no Optional Repayment Date is indicated with respect to a Note, such Note will not be repayable at the option of the Holder prior to its Stated Maturity Date.

Calculation of Interest:
In the case of Fixed Rate Notes, unless specified otherwise in the applicable pricing supplement, (including payments for partial periods) will be calculated and paid on the basis of a 360‑day year of twelve 30‑day months.
The interest rate on each Floating Rate Note will be calculated by reference to the specified Interest Rate Basis or Interest Rate Bases plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any.
Unless otherwise provided in the applicable Pricing Supplement, interest on each Floating Rate Note will be calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise provided in the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360 if the CD Rate, Commercial Paper Rate, Eleventh District Cost of Funds Rate, Federal Funds Rate, LIBOR, EURIBOR or Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year if the CMT Rate or Treasury Rate is an applicable Interest Rate Basis. As provided in the applicable Pricing Supplement, the interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

Interest:
General. Each Note will bear interest in accordance with its terms. Unless otherwise provided in the applicable Pricing Supplement, interest on each Note will accrue from and including the Original Issue Date of such Note for the first interest period or from the most recent interest Payment Date (as defined below) to which interest has been paid or duly provided for all subsequent interest periods to but excluding the applicable Interest Payment Date or the Stated Maturity Date or date of earlier redemption or repayment, as the case may be (the Stated Maturity Date or date of earlier redemption or repayment is referred to herein as the “Maturity Date” with respect to the principal repayable on such date).
If an Interest Payment Date or the Maturity Date with respect to any Fixed Rate Note falls on a day that is not a Business Day (as defined below), the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after such day to the next succeeding Business Day. If an Interest Payment Date other than the Maturity Date with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day, such Interest

Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note for which LIBOR or EURIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date with respect to any Floating Rate Note falls on a day that is not a Business Day, the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after the Maturity Date to the next succeeding Business Day. Unless otherwise provided in the applicable Note, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday and that a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that if the Specified Currency is other than United States dollars, such day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the Specified Currency, and provided further that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, the day is also a London Business Day. If the Specified Currency is euro, the term Business Day means any day that is not a Saturday or Sunday, and is also a day on which the Trans‑European Automated Real‑Time Gross Settlement Express Transfer (TARGET) System is operating. As used herein, “London Business Day” means any day on which commercial banks are open for business (including dealings in the designated LIBOR currency) in London.
“Principal Financial Center” means (i) the capital city of the country issuing the Specified Currency, or (ii) the capital city of the country to which the designated LIBOR Currency relates, as applicable, except that with respect to United States dollars, Australian dollars, Canadian dollars, New Zealand dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney, Toronto, Auckland and Zurich, respectively, and in the event the LIBOR Currency is euro, the “Principal Financial Center” is London.
Regular Record Dates.  Unless otherwise provided in the applicable Pricing Supplement, the “Regular Record Date” for a Note shall be the date 15 calendar days (whether or not a Business Day) preceding the applicable Interest Payment Date.

Interest Payment Dates. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date; provided, however, the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next succeeding Regular Record Date.
Unless otherwise provided in the applicable Pricing Supplement, interest payments on Senior Fixed Rate Notes will be made semiannually in arrears on May 15 and November 15 of each year and on the Maturity Date, and interest payments on Subordinated Fixed Rate Notes will be made semiannually in arrears on March 15 and September 15 of each year and on the Maturity Date, while interest payments on Floating Rate Notes will be made as specified in the applicable Floating Rate Note and as described in the applicable Pricing Supplement.

Acceptance and Rejection of Offers from Solicitation as Agents:
If agreed upon by the applicable Agent and the Company, then such Agent acting solely as agent for the Company and not as principal will solicit purchases of the Notes. Each Agent will communicate to the Company, orally or in writing, each reasonable offer to purchase Notes solicited by such Agent on an agency basis. Each Agent has the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be a breach of such Agent’s agreement contained in the Sales Agency Agreement. The Company has the sole right in its discretion to accept or reject any proposed purchase of Notes, in whole or in part, and any such rejection shall not constitute a breach of the Company’s agreement contained in the Sales Agency Agreement. Each Agent has agreed to make reasonable best efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company.

Preparation of Pricing Supplement:
If any offer to purchase a Note is accepted by the Company, the Company will promptly prepare a Pricing Supplement reflecting the terms of such Note. Information to be included in the Pricing Supplement shall include:

1. the name of the Company;
2. the title of the Notes;
3. the date of the Pricing Supplement and the date of the Prospectus to which the Pricing Supplement relates;
4. the name of the Offering Agent (as defined below);
5. whether such Notes are being sold to the Offering Agent (as defined below) as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company;
6. with respect to Notes sold to the Offering Agent as principal, whether such Notes will be resold by the Offering Agent to investors and other purchasers at (i) a fixed public offering price of a specified percentage of their principal amount or (ii) at varying prices related to prevailing market prices at the time of resale to be determined by the Offering Agent;
7. with respect to Notes sold to an investor or other purchaser through the Offering Agent acting as agent for the Company, whether such Notes will be sold at (i) 100% of their principal amount or (ii) a specified percentage of their principal amount;
8. the Offering Agent’s discount or commission;
9. Net proceeds to the Company;
10. the price to public, Principal Amount, Specified Currency, Original Issue Date, Stated Maturity Date, Interest Payment Date(s), Authorized Denomination, Initial Redemption Date, if any, Initial Redemption Percentage, if any, Annual Redemption Percentage Reduction, if any, Optional Repayment Date(s), if any, Exchange Rate Agent, if any, and, in the case of Fixed Rate Notes, the Interest Rate, and whether such Fixed Rate Note is an Original Issue Discount Note (and, if so, the Issue Price), and, in the case of Floating Rate Notes, the Interest Category, the Interest Rate Basis or Interest Rate Bases, the Day Count Convention, the Index Maturity (if applicable), the Designated LIBOR Currency (if applicable), the Initial Interest Rate, if any, the Maximum Interest Rate, if any, the Minimum Interest Rate, if any, the Initial Interest Reset Date, the Interest Reset Dates, the Spread and/or Spread Multiplier, if any, and the Calculation Agent (if other than The Bank of New York Mellon); and

11.any other/additional provisions of the Notes material to investors or other purchasers of the Notes not otherwise specified in the Prospectus.
The Company shall use its reasonable efforts to send such Pricing Supplement by telecopy, electronic delivery of a PDF or overnight express (for delivery by the close of business on the applicable trade date, but in no event later than 11:00 a.m., New York City time, on the Business Day following the applicable trade date) to the Agent which made or presented the offer to purchase the applicable Note (in such capacity, the “Offering Agent”) and the Trustee at the following applicable address: if to Morgan Stanley & Co. LLC, 1585 Broadway, Floor 04, New York, NY  10036, Attention: Michael Borut, Telecopy No.: (212) 507‑2926; if to ANZ Securities, Inc., 277 Park Ave, 31st Floor, New York, NY 10172, Attention: Debt Capital Markets, Telecopy No.: (212) 536 9256; if to Banca IMI S.p.A., Largo Mattioli 3, 20121 Milano, Attention:  DCM Corporate Group; Mr Joe Amoroso, Telecopy No.: +39 02 7261 2220 /  (212) 326 1144; if to Banco Bradesco BBI S.A., Avenida Paulista, 1450, 8º andar, CEP 01331-040, São Paulo, SP, Brasil, Attention: Fixed Income Division, Telecopy No.: +55 11 2178 4880; if to BB Securities Ltd., 4th Floor, Pinners Hall, 105-108 Old Broad Street, London EC2N 1ER, United Kingdom, Attention: Operations Department, Telecopy No.: +44 (0)20 7796 0589; if to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: Transaction Execution Group, Telecopy No.: +1 646 291 5209; if to Commerzbank AG, 225 Liberty Street, 34th Floor, New York, NY  10281-1050, Attention: James B. Pomeroy, Telecopy No.: (212) 885-1110; if to Credit Agricole Securities (USA) Inc., 1301 Avenue of the Americas, New York, NY  10019, Attention:  Fixed Income Syndicate, Telecopy No.: 212-261-1924; if to Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, NY 10010, Attention: Short Term Products Group; if to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Debt Capital Markets Syndicate, with a copy to General Counsel, Telecopy No.: (212) 797-2202 & (212) 797-4561; if to Goldman, Sachs & Co., 200 West Street, New York, NY 10282, Attention: Registration Department, Telecopy No.: (212) 902-9316; if to HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, NY 10018, Attention: Transaction Management Group, Telecopy No.: (212) 525-0238; if to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: High Grade Syndicate Desk, Telecopy No.: (212) 834-6081;

if to Lloyds Securities Inc., 1095 Avenue of the Americas, New York, NY  10036, Attention: Fixed Income, Telecopy No.: (212) 479-2882; if to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America Tower, One Bryant Park, NY1-100-03-01, New York, New York 10036, Attention: Medium-Term Note Desk, Telecopy No.: (646) 855-0116; if to RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281, Attention: Transaction Management Group/Scott Primrose, Telecopy No.: 212-658-6137; if to RBS Securities Inc., 600 Washington Boulevard, Stamford, CT 06901, Attention: Emma Cusato, Telecopy No.: (203) 873-4534; if to SMBC Nikko Securities America Inc., 277 Park Avenue, New York, NY 10172, Attention: Yoshihiro Satake; if to UniCredit Capital Markets LLC, 150 East 42nd street, 29th Floor, New York, NY 10017, Attention: Andy Lupo, Telecopy No.: (212) 672-5511; if to U.S. Bancorp Investments, Inc., 214 N. Tryon Street, 26th Floor, Charlotte, NC 28202, Attention: Julie Brendel, Telecopy No.: 1 (866) 350-9135; and if to the Trustee, to: The Bank of New York Mellon, Corporate Trust Administration, 101 Barclay Street - 7W, New York, NY 10286. For record keeping purposes, one copy of such Pricing Supplement shall also be mailed, electronically delivered or telecopied to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Lisa L. Jacobs, Esq., (212) 848-7678, Telecopy No.: (646) 848-7678.

In each instance that a Pricing Supplement is prepared, the Offering Agent will provide a copy of such Pricing Supplement to each investor or purchaser of the relevant Notes or its Agent. Pursuant to Rule 434 (“Rule 434”) of the Securities Act of 1933, as amended, the Pricing Supplement may be delivered separately from the Prospectus. Outdated Pricing Supplements (other than those retained for files) will be destroyed

Settlement:
The receipt of immediately available funds by the Company in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute “settlement.” Offers accepted by the Company will be settled three Business Days after the trade date, or at such time as the purchaser, the Offering Agent and the Company shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under “Settlement Procedure Timetable” with respect to Global Notes and Certificated Notes, respectively (each such date fixed for settlement is hereinafter referred to as a “Closing Date”). If procedures A and B of the applicable Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable “Settlement Procedures Timetable,” such offer shall not be settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser and the Company shall agree.
The foregoing settlement procedures may be modified with respect to any purchase of Notes by an Agent as principal if so agreed by the Company and such Agent.

Procedure for Changing Rates or Other Variable Terms:
When a decision has been reached to change the interest rate or any other variable term on any Notes being sold by the Company, the Company will promptly advise the Agents and the Trustee by facsimile or electronic transmission and the Agents will forthwith suspend solicitation of offers to purchase such Notes. The Agents will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company notifies the Agents and the Trustee of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes. Until such time, only “indications of interest” may be recorded. Immediately after acceptance by the Company of an offer to purchase Notes at a new interest rate or new variable term, the Company, the Offering Agent and the Trustee shall follow the procedures set forth under the applicable “Settlement Procedures.”

Suspension of Solicitation; Amendment or Supplement:
The Company may instruct the Agents to suspend solicitation of offers to purchase Notes at any time. Upon receipt of such instructions, the Agents will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised the Agents that solicitation of offers to purchase may be resumed. If the Company decides to amend or supplement the Registration Statement or the Prospectus (other than to establish or change interest rates or formulas, maturities, prices or other similar variable terms with respect to the Notes), it will promptly advise the Agents and will furnish the Agents and their counsel with copies of the proposed amendment or supplement. Copies of such amendment or supplement will be delivered or mailed to the Agents, their counsel and the Trustee in quantities which such parties may reasonably request at the following respective addresses: Morgan Stanley & Co. LLC, 1585 Broadway, Floor 04, New York, NY  10036, Attention: Michael Borut, Telecopy No.: (212) 507‑2926; if to ANZ Securities, Inc., 277 Park Ave, 31st Floor, New York, NY 10172, Attention: Debt Capital Markets, Telecopy No.: (212) 536 9256; if to Banca IMI S.p.A., Largo Mattioli 3, 20121 Milano, Attention:  DCM Corporate Group; Mr Joe Amoroso, Telecopy No.: +39 02 7261 2220 /  (212) 326 1144; if to Banco Bradesco BBI S.A., Avenida Paulista, 1450, 8º andar, CEP 01331-040, São Paulo, SP, Brasil, Attention: Fixed Income Division, Telecopy No.: +55 11 2178 4880; if to BB Securities Ltd., 4th Floor, Pinners Hall, 105-108 Old Broad Street, London EC2N 1ER, United Kingdom, Attention: Operations Department, Telecopy No.: +44 (0)20 7796 0589; if to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: Transaction Execution Group, Telecopy No.: +1 646 291 5209; if to Commerzbank AG, 225 Liberty Street, 34th Floor, New York, NY  10281-1050, Attention: James B. Pomeroy, Telecopy No.: (212) 885-1110; if to Credit Agricole Securities (USA) Inc., 1301 Avenue of the Americas, New York, NY  10019, Attention:  Fixed Income Syndicate, Telecopy No.: 212-261-1924; if to Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, NY 10010, Attention: Short Term Products Group; if to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Debt Capital Markets Syndicate, with a copy to General Counsel, Telecopy No.: (212) 797-2202 & (212) 797-4561; if to Goldman, Sachs & Co., 200 West Street, New York, NY 10282, Attention: Registration Department, Telecopy No.: (212) 902-9316; if to HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, NY 10018, Attention: Transaction Management Group, Telecopy No.: (212) 525-0238; if to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: High Grade Syndicate Desk, Telecopy No.: (212) 834-6081; if to Lloyds Securities Inc., 1095 Avenue of the Americas, New York, NY  10036, Attention: Fixed Income, Telecopy No.: (212) 479-2882; if to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America Tower, One

 Bryant Park, NY1-100-03-01, New York, New York 10036, Attention: Medium-Term Note Desk, Telecopy No.: (646) 855-0116; if to RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281, Attention: Transaction Management Group/Scott Primrose, Telecopy No.: 212-658-6137; if to RBS Securities Inc., 600 Washington Boulevard, Stamford, CT 06901, Attention: Emma Cusato, Telecopy No.: (203) 873-4534; if to SMBC Nikko Securities America Inc., 277 Park Avenue, New York, NY 10172, Attention: Yoshihiro Satake; if to UniCredit Capital Markets LLC, 150 East 42nd street, 29th Floor, New York, NY 10017, Attention: Andy Lupo, Telecopy No.: (212) 672-5511; if to U.S. Bancorp Investments, Inc., 214 N. Tryon Street, 26th Floor, Charlotte, NC 28202, Attention: Julie Brendel, Telecopy No.: 1 (866) 350-9135; and if to the Trustee, to: The Bank of New York Mellon, Corporate Trust Administration, 101 Barclay Street - 7W, New York, NY 10286. For record keeping purposes, one copy of each such amendment or supplement shall also be mailed, electronically delivered or telecopied to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Lisa L. Jacobs, Esq., (212) 848-7678, Telecopy No.: (646) 848-7678.
In the event that at the time the solicitation of offers to purchase from the Company is suspended (other than to establish or change interest rates or formulas, maturities, prices or other similar variable terms with respect to the Notes) there shall be any offers to purchase Notes that have been accepted by the Company which have not been settled, the Company will promptly advise the Offering Agent(s) and the Trustee whether such offers may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such offers. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such offers may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus and applicable Pricing Supplement:
A copy of the most recent Prospectus and the applicable Pricing Supplement, which pursuant to Rule 434 may be delivered separately from the Prospectus, must accompany or precede the earlier of (a) the written confirmation of a sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent.

Authenticity of Signatures:
The Agents will have no obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

II.	PROCEDURES FOR NOTES ISSUED IN BOOK‑ENTRY FORM

In connection with the qualification of Notes issued in book‑entry form for eligibility in the book‑entry system maintained by DTC, the Issuer will perform or cause the Trustee to perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company to DTC, dated April 25, 2014 and the Trustee shall perform its obligations as a participant in DTC, including DTC’s Same‑Day Funds Settlement System (“SDFS”).

Issuance:
All Fixed Rate Notes issued in book‑entry form having the same Original Issue Date, Specified Currency, Interest Rate, Interest Payment Dates, redemption and/or repayment terms, if any, and Stated Maturity Date (collectively, the “Fixed Rate Terms”) will be represented initially by a single Global Note; and all Floating Rate Notes issued in book‑entry form having the same Original Issue Date, Specified Currency, Interest Category, formula for the calculation of interest (including the Interest Rate Basis, which may be the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the Treasury Rate or any other interest rate basis or formula and spread and/or Spread Multiplier, if any), Day Count Convention, Initial Interest Rate, Index Maturity, if any, Minimum Interest Rate, if any, Maximum Interest Rate, if any, redemption and/or repayment terms, if any, Interest Payment Dates, Initial Interest Reset Date, Interest Reset Dates and Stated Maturity Date (collectively, the “Floating Rate Terms”) will be represented initially by a single Global Note.
For other variable terms with respect to the Fixed Rate Notes and Floating Rate Notes, see the Prospectus and the applicable Pricing Supplement.
Owners of beneficial interests in Global Notes will be entitled to physical delivery of Certificated Notes equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

Identification:
The Company has arranged with the CUSIP Service Bureau of Standard & Poor’s Ratings Group (the “CUSIP Service Bureau”) for the reservation of one series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers which have been reserved for and relating to Global Notes and the Company has delivered to each of the Trustee and DTC such list of such CUSIP numbers. The Company will assign CUSIP numbers to Global Notes as described below under Settlement Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes.

The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Notes, and, if it deems necessary, the Company will reserve and obtain additional CUSIP numbers for assignment to Global Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC. Notes issued in book‑entry form in excess of $500,000,000 (or the equivalent thereof in one or more foreign or composite currencies) aggregate principal amount and otherwise required to be represented by the same Global Note will instead be represented by two or more Global Notes which shall all be assigned the same CUSIP number.

Registration:
Unless otherwise specified by DTC, each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the register maintained by the Trustee under the Indenture. The beneficial owner of a Note issued in book‑entry form (i.e., an owner of a beneficial interest in a Global Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note issued in book‑entry form, the “Participants”) to act as agent for such beneficial owner in connection with the book‑entry system maintained by DTC, and DTC will record in book‑entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book‑entry form in the account of such Participants. The ownership interest of such beneficial owner in such Note issued in book‑entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:
Transfers of beneficial ownership interests in a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Global Note.

Exchanges:
The Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Global Notes having the same Fixed Rate Terms or Floating Rate Terms, as the case may be (other than Original Issue Dates), and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for the related Notes issued in book‑entry form, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $500,000,000 (or the equivalent thereof in one or more foreign or composite currencies) in aggregate principal amount, one replacement Note will be authenticated and issued to represent each $500,000,000 (or the equivalent thereof in one or more foreign or composite currencies) in aggregate principal amount of the exchanged Global Notes and an additional Global Note or Notes will be authenticated and issued to represent any remaining principal amount of such Global Notes (See “Denominations” below).

Denominations:
Notes issued in book‑entry form will be issued in denominations of $1,000 (or the equivalent thereof in one or more foreign or composite currencies) and integral multiples of $1,000 in excess thereof Global Notes will not be denominated in excess of $500,000,000 (or the equivalent thereof in one or more foreign or composite currencies) aggregate principal amount. If one or more Notes are issued in book‑entry form in excess of $500,000,000 (or the equivalent thereof in one or more foreign or composite currencies) aggregate principal amount and would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each $500,000,000 (or the equivalent thereof in one or more foreign or composite currencies) in aggregate principal amount of such Notes issued in book‑entry form and an additional Global Note or Notes will be issued to represent any remaining aggregate principal amount of such Notes issued in book‑entry form. In such a case, each of the Global Notes representing such Note or Notes issued in book‑entry form shall be assigned the same CUSIP number.

Payments of Principal and Interest:
Payments of Interest Only. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Note on the following Interest Payment Date

(other than an Interest Payment Date coinciding with the Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s Ratings Group. On such Interest Payment Date, the Company will pay to the Trustee in immediately available funds an amount sufficient to pay the interest then due and owing on the Global Notes, and upon receipt of such funds from the Company, the Trustee in turn will pay to DTC such total amount of interest due on such Global Notes (other than on the Maturity Date) which is payable in U.S. dollars, at the times and in the manner set forth below under “Manner of Payment.” The Trustee shall make payment of that amount of interest due and owing on any Global Notes that Participants have elected to receive in foreign or composite currencies directly to such Participants.

Notice of Interest Rates. Promptly after each Interest Determination Date or Calculation Date, as the case may be, for Floating Rate Notes issued in book‑entry form, the Trustee will notify each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Group of the interest rates determined as of such Interest Determination Date.

Payments at Maturity. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest, to be paid on each Global Note maturing or otherwise becoming due in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee in immediately available funds an amount sufficient to make the required payments, and upon receipt of such funds the Trustee in turn will pay to DTC the principal amount of Global Notes, together with premium, if any, and interest due on the Maturity Date, which are payable in U.S. dollars, at the times and in the manner set forth below under “Manner of Payment.” The Trustee shall make payment of the principal, premium, if any, and interest to be paid on the Maturity Date of each Global Note that Participants have elected to receive in foreign or composite currencies directly to such Participants. Promptly after (i) payment to DTC of the principal, premium, if any, and interest due on the Maturity Date of such Global Note which are payable in U.S. dollars and (ii) payment of the principal, premium, if any, and interest due on the Maturity Date of such Global Note to those Participants who have elected to receive such payments in foreign or composite currencies, the Trustee will cancel such Global Note and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of outstanding Global Notes as of the close of business on the immediately preceding Business Day.

Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or the Maturity Date, as the case may be, which is payable in U.S. dollars shall be paid by the Company to the Trustee in funds available for use by the Trustee no later than 11:30 a.m., New York City time, on such date. The Company will make such payment on such Global Notes to an account specified by the Trustee. Upon receipt of such funds, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment in U.S. dollars of principal, premium, if any, and interest due on Global Notes on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the beneficial interests in such Global Notes are recorded in the book‑entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment in U.S. dollars by DTC of the principal of, or premium, if any, or interest on, the Global Notes. The Trustee shall make all payments of principal, premium, if any, and interest on each Global Note that Participants have elected to receive in foreign or composite currencies directly to such Participants.
Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Global Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Global Note.

Settlement Procedures:
Settlement Procedures with regard to each Note in book‑entry form sold by an Agent, as agent of the Company, or purchased by an Agent, as principal, will be as follows:
(a) The Offering Agent will advise the Company by telephone, confirmed by facsimile, of the following settlement information:

(i) Principal amount, Authorized Denomination, and Specified Currency.
(ii) Exchange Rate Agent, if any.
(iii) (A) Fixed Rate Notes:
(1) Interest Rate.
(2) Interest Payment Dates.
(3) Whether such Note is being issued with Original Issue Discount and, if so, the terms thereof.

(B) Floating Rate Notes:

(1) Interest Category.
(2) Interest Rate Basis or Interest Rate Bases.
(3) Initial Interest Rate.
(4) Spread and/or Spread Multiplier, if any.
(5) Initial Interest Reset Date and Interest Reset Dates.
(6) Interest Payment Dates.
(7) Index Maturity and/or Designated LIBOR Currency, if any.
(8) Maximum and/or Minimum Interest Rates, if any.
(9) Day Count Convention.
(10) Calculation Agent (if other than The Bank of New York Mellon).

(iv) Price to public, if any, of such Note (or whether such Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the Offering Agent).
(v) Trade Date.
(vi) Closing Date (Original Issue Date).
(vii) Stated Maturity Date.
(viii) Redemption provisions, if any.
(ix) Repayment provisions, if any.
(x) Net proceeds to the Company.
(xi) The Offering Agent’s discount or commission.
(xii) Whether such Note is being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company.

(xiii) Such other information specified with respect to such Note (whether by Addendum or otherwise).

(b) The Company will assign a CUSIP number to the Global Note representing such Note and then advise the Trustee by facsimile transmission or other electronic transmission of the above settlement information received from the Offering Agent, such CUSIP number and the name of the Offering Agent. The Company will also advise the Offering Agent of the CUSIP number assigned to the Global Note.
(c) The Trustee will communicate to DTC and the Offering Agent through DTC’s Participant Terminal System a pending deposit message specifying the following settlement information:

(i) The information set forth in the Settlement Procedure (a).
(ii) Identification numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Offering Agent.
(iii) Identification of the Global Note as a Fixed Rate Global Note or Floating Rate Global Note.
(iv) Initial Interest Payment Date for such Note, number of days by which such date succeeds the related record date for DTC purposes (or, in the case of Floating Rate Notes which reset daily or weekly, the date five calendar days preceding the Interest Payment Date) and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Trustee).
(v) CUSIP number of the Global Note representing such Note.
(vi) Whether such Global Note represents any other Notes issued or to be issued in book‑entry form.
DTC will arrange for each pending deposit message described above to be transmitted to Standard & Poor’s Ratings Group, which will use the information in the message to include certain terms of the related Global Note in the appropriate daily bond report published by Standard & Poor’s Ratings Group.

(d) The Trustee will complete and authenticate the Global Note representing such Note.
(e) DTC will credit such Note to the participant account of the Trustee maintained by DTC.
(f) The Trustee will enter an SDFS delivery order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note to the Trustee’s participant account and credit such Note to the participant account of the Offering Agent maintained by DTC and (ii) to debit the settlement account of the Offering Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less such Offering Agent’s discount or underwriting commission, as applicable. Any entry of such a delivery order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (i) the Global Note representing such Note has been issued and authenticated and (ii) the Trustee is holding such Global Note.

(g) In the case of Notes in book‑entry form sold through the Offering Agent, as agent, the Offering Agent will enter an SDFS delivery order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note to the Offering Agent’s participant account and credit such Note to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Offering Agent maintained by DTC in an amount equal to the initial public offering price of such Note.
(h) Transfers of funds in accordance with SDFS delivery orders described in Settlement Procedures (f) and (g) will be settled in accordance with SDFS operating procedures in effect on the Closing Date.
(i) Upon receipt, the Trustee will pay the Company, by wire transfer of immediately available funds to an account specified by the Company to the Trustee from time to time, the amount transferred to the Trustee in accordance with Settlement Procedure (f).
(j) The Trustee will send a copy of the Global Note by first-class mail to the Company together with a statement setting forth the principal amount of Notes Outstanding as of the related Closing Date after giving effect to such transaction and all other offers to purchase Notes of which the Company has advised the Trustee but which have not yet been settled.
(k) If such Note was sold through the Offering Agent, as agent, the Offering Agent will confirm the purchase of such Note to the investor or other purchaser either by transmitting to the Participant with respect to such Note a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such investor or other purchaser.

Settlement Procedures Timetable:
For offers to purchase Notes accepted by the Company, Settlement Procedures (a) through (k) set forth above shall be completed as soon as possible after the Company’s acceptance of any such offer but not later than the respective times (New York City time) set forth below:

SETTLEMENT PROCEDURE	TIME
(a)	11:00 a.m. on the trade date or within one hour of acceptance of offer
(b)	12:00 noon on the trade date or within one hour of acceptance of offer
(c)	No later than the close of business on the trade date
(d)	9:00 a.m. on Closing Date
(e)	10:00 a.m. on Closing Date
(f)‑(g)	No later than 2:00 p.m. on Closing Date
(h)	4:00 p.m. on Closing Date
(i)‑(j)	5:00 p.m. on Closing Date

Settlement Procedure (h) is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Closing Date.

If settlement of a Note issued in book‑entry form is rescheduled or canceled, the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Closing Date.

Failure to Settle:
If the Trustee fails to enter an SDFS delivery order with respect to a Note issued in book‑entry form pursuant to Settlement Procedure (f), the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Global Note, the Trustee will mark such Global

 Note “canceled,” make appropriate entries in its records and send certification of destruction of such canceled Global Note to the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent the Global Notes for which withdrawal messages are processed and shall be canceled immediately after issuance and the other of which shall represent the other Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.
In the case of any Note in book‑entry form sold through the Offering Agent, as agent, if the purchase price for any such Note is not timely paid to the Participants with respect thereto by the beneficial investor or other purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such investor or other purchaser), such Participants and, in turn, the related Offering Agent may enter SDFS delivery orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures (f) and (g), respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Offering Agent to perform its obligations hereunder or under the Sales Agency Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company.
Notwithstanding the foregoing, upon any failure to settle with respect to a Note in book‑entry form, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Global Note also representing other Notes, the Trustee will provide, in accordance with Settlement Procedure (d), for the authentication and issuance of a Global Note representing such remaining Notes and will make appropriate entries in its records.
In the event that any of the Company, the Trustee or the Offering Agent (each, a “Relevant Party”) shall learn that the sale of a Note in book‑entry form shall have failed to settle on the scheduled Closing Date, the Company, the Trustee or the Offering Agent, as the case may be, shall notify the other Relevant Parties of such fact as soon as practicable.

III.	PROCEDURES FOR CERTIFICATED NOTES

Denominations:	The Certificated Notes will be issued only in denominations of $1,000 (or the equivalent thereof in one or more foreign or composite currencies) and integral multiples of $1,000 in excess thereof.
Payments of Principal, Premium, if any, and Interest:
Upon presentment and delivery of the Certificated Note, the Trustee upon receipt of immediately available funds from the Company will pay the principal of, premium, if any, and interest on, each Certificated Note on the Maturity Date in immediately available funds. All interest payments on a Certificated Note, other than interest due on the Maturity Date, will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register; provided, however, that holders of $10,000,000 or more in aggregate principal amount of Certificated Notes (whether having identical or different terms and provisions) shall be entitled to receive such interest payments by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date.
The Trustee will provide monthly to the Company a list of the principal, premium, if any, and interest to be paid on Certificated Notes maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law.
Certificated Notes presented to the Trustee on the Maturity Date for payment will be canceled by the Trustee. All canceled Certificated Notes held by the Trustee shall be destroyed, and the Trustee shall furnish to the Company a certificate with respect to such destruction.

Settlement Procedures:	Settlement Procedures with regard to each Certificated Note purchased by an Agent, as principal, or through an Agent, as agent, shall be as follows:

(a) The Offering Agent will advise the Company by telephone of the following Settlement information with regard to each Certificated Note:
(i) Exact name in which the Certificated Note(s) is to be registered (the “Registered Owner”).
(ii) Exact address or addresses of the Registered Owner for delivery, notices and payments of principal, premium, if any, and interest.
(iii) Taxpayer identification number of the Registered Owner.
(iv) Principal amount, Authorized Denomination and Specified Currency.
(v) Exchange Rate Agent, if any.
(vi) (A) Fixed Rate Notes:
(1) Interest Rate.
(2) Interest Payment Dates.
(3) Whether such Note is being issued with Original Issue Discount and, if so, the terms thereof.

(B) Floating Rate Notes:
(1) Interest Category.
(2) Interest Rate Basis or Interest Rate Bases.
(3) Initial Interest Rate.
(4) Spread and/or Spread Multiplier, if any.
(5) Initial Interest Reset Date and Interest Reset Dates.
(6) Interest Payment Dates.
(7) Index Maturity and/or Designated LIBOR Currency, if any.
(8) Maximum and/or Minimum Interest Rates, if any.
(9) Day Count Convention.
(10) Calculation Agent (if other than The Bank of New York Mellon).

(vii) Price to public of such Certificated Note (or whether such Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the Offering Agent).
(viii) Trade Date.
(ix) Closing Date (Original Issue Date).
(x) Stated Maturity Date.
(xi) Net proceeds to the Company.
(xii) The Offering Agent’s discount or commission.
(xiii) Whether such Note is being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company.

(xiv) Redemption provisions, if any. (xv) Repayment provisions, if any. (xvi) Such other information specified with respect to such Note (whether by Addendum or otherwise).

(b) After receiving such settlement information from the Offering Agent, the Company will advise the Trustee of the above settlement information by facsimile transmission confirmed by telephone. The Company will cause the Trustee to issue, authenticate and deliver the Certificated Note.
(c) The Trustee will complete the Certificated Note in the form approved by the Company and the Offering Agent, and will make three copies thereof (herein called “Stub 1,” “Stub 2” and “Stub 3”):

(i) Certificated Note with the Offering Agent’s confirmation, if traded on a principal basis, or the Offering Agent’s customer confirmation, if traded on an agency basis.
(ii) Stub 1 for Trustee.
(iii) Stub 2 for Offering Agent.
(iv) Stub 3 for the Company.

(d) With respect to each trade, the Trustee will deliver the Certificated Note and Stub 2 thereof to the Offering Agent at the following applicable address: Morgan Stanley & Co. LLC, 1585 Broadway, Floor 04, New York, NY  10036, Attention: Michael Borut, Telecopy No.: (212) 507‑2926; ANZ Securities, Inc., 277 Park Ave, 31st Floor, New York, NY 10172, Attention: Debt Capital Markets, Telecopy No.: (212) 536 9256; if to Banca IMI S.p.A., Largo Mattioli 3, 20121 Milano, Attention:  DCM Corporate Group; Mr Joe Amoroso, Telecopy No.: +39 02 7261 2220 /  (212) 326 1144; Banco Bradesco BBI S.A., Avenida Paulista, 1450, 8º andar, CEP 01331-040, São Paulo, SP, Brasil, Attention: Fixed Income Division, Telecopy No.: +55 11 2178 4880; BB Securities Ltd., 4th Floor, Pinners Hall, 105-108 Old Broad Street, London EC2N 1ER, United Kingdom, Attention: Operations Department, Telecopy No.: +44 (0)20 7796 0589; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: Transaction Execution Group, Telecopy No.: +1 646 291 5209; Commerzbank AG, 225 Liberty Street, 34th Floor, New York, NY  10281-1050, Attention: James B. Pomeroy, Telecopy No.: (212) 885-1110; Credit Agricole Securities (USA) Inc., 1301 Avenue of the Americas, New York, NY  10019, Attention:  Fixed Income Syndicate, Telecopy No.: 212-261-1924; Credit Suisse Securities

(USA) LLC, 11 Madison Avenue, New York, NY 10010, Attention: Short Term Products Group; Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Debt Capital Markets Syndicate, with a copy to General Counsel, Telecopy No.: (212) 797-2202 & (212) 797-4561; Goldman, Sachs & Co., 200 West Street, New York, NY 10282, Attention: Registration Department, Telecopy No.: (212) 902-9316; HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, NY 10018, Attention: Transaction Management Group, Telecopy No.: (212) 525-0238; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: High Grade Syndicate Desk, Telecopy No.: (212) 834-6081; Lloyds Securities Inc., 1095 Avenue of the Americas, New York, NY  10036, Attention: Fixed Income, Telecopy No.: (212) 479-2882; Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America Tower, One Bryant Park, NY1-100-03-01, New York, New York 10036, Attention: Medium-Term Note Desk, Telecopy No.: (646) 855-0116; RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281, Attention: Transaction Management Group/Scott Primrose, Telecopy No.: 212-658-6137; RBS Securities Inc., 600 Washington Boulevard, Stamford, CT 06901, Attention: Emma Cusato, Telecopy No.: (203) 873-4534; SMBC Nikko Securities America Inc., 277 Park Avenue, New York, NY 10172, Attention: Yoshihiro Satake; UniCredit Capital Markets LLC, 150 East 42nd street, 29th Floor, New York, NY 10017, Attention: Andy Lupo, Telecopy No.: (212) 672-5511; and U.S. Bancorp Investments, Inc., 214 N. Tryon Street, 26th Floor, Charlotte, NC 28202, Attention: Julie Brendel, Telecopy No.: 1 (866) 350-9135. The Trustee will keep Stub 1. The Offering Agent will acknowledge receipt of the Certificated Note through a broker’s receipt and will keep Stub 2. Delivery of the Certificated Note will be made only against such acknowledgment of receipt. Upon determination that the Certificated Note has been authorized, delivered and completed as aforementioned, the Offering Agent will wire the net proceeds of the Certificated Note after deduction of its applicable commission to the Company pursuant to standard wire instructions given by the Company.

(e) In the case of a Certificated Note sold through the Offering Agent, as agent, the Offering Agent will deliver such Certificated Note (with the confirmation) to the purchaser against payment in immediately available funds. Prior to delivery of the Certificated Note, the Offering Agent will have previously provided a copy of the most recent Prospectus and the applicable Pricing Supplement, which pursuant to Rule 434 may be delivered separately from the Prospectus, to such purchaser.

(f) The Trustee will send Stub 3 to the Company.

Settlement Procedures Timetable:
For offers to purchase Certificated Notes accepted by the Company, Settlement Procedures A through F set forth above shall be completed as soon as possible after the Company’s acceptance of any such offer but not later than the respective times (New York City time) set forth below:

SETTLEMENT PROCEDURE	TIME
A	11:00 a.m. on the trade date or within one hour of acceptance of offer
B	12:00 noon on the trade date or within one hour of acceptance of offer
C‑D	2:15 p.m. on Closing Date
E	3:00 p.m. on Closing Date
F	5:00 p.m. on Closing Date

Failure to Settle:
In the case of a Certificated Note sold through the Offering Agent, as agent, if an investor or other purchaser of a Certificated Note from the Company shall either fail to accept delivery of or make payment for such Certificated Note on the date fixed for settlement, the Offering Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return such Certificated Note to the Trustee.
The Trustee, upon receipt of such Certificated Note from the Offering Agent, will immediately advise the Company and the Company will promptly arrange to credit the account of the Offering Agent in an amount of immediately available funds equal to the amount previously paid to the Company by such Offering Agent in settlement for such Certificated Note. Such credits will be made on the Closing Date if possible, and in any event not later than the Business Day following the Closing Date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by such Offering Agent to perform its obligations hereunder or under the Sales Agency Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company.

Immediately upon receipt of the Certificated Note in respect of which the failure occurred, the Trustee will cancel and destroy such Certificated Note, make appropriate entries in its records to reflect the fact that such Certificated Note was never issued, and accordingly notify in writing the Company.
In the event that any of the Company, the Trustee or the Offering Agent (each, a “Relevant Party”) shall learn that the sale of a Certificated Note shall have failed to settle on the scheduled Closing Date, the Company, the Trustee or the Offering Agent, as the case may be, shall notify the other Relevant Parties of such fact as soon as practicable.